Exhibit 10.9

PRIVATE AGREEMENT

between

GRUPPO LEPETIT S.p.A., having its registered office in Via R. Lepetit no. 8, Lainate, registered with Companies Registry of Milan under no. 22409, Tax Code and VAT no. 00795960152, in the person of its pro-tempore legal representative

(hereinafter, “LEPETIT”)

and

BIOSEARCH ITALIA S.p.A., having its registered office in Viale Regina Giovanna no. 17, Milan, registered with Companies Registry of the Court of Milan under no. 1523129, Tax Code and VAT no. 11922440158, in the person of its pro-tempore legal representative

(hereinafter, “BIOSEARCH”)

WHEREAS

•	BIOSEARCH and LEPETIT entered into a private agreement on 4 December 1998, by means of which they agreed upon the principles for their future relations concerning the production of active ingredients owned and developed with BIOSEARCH technology and, on 8 March 1999, they entered another private agreement relating to LEPETIT’s specific production of “RAMOPLANIN” for BIOSEARCH (hereinafter, the “Agreements”);

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	LEPETIT, at its own Brindisi plant (the “Plant”), owns some facilities (hereinafter, the “Equipment”) and a production process, already experienced and tested at industrial level (the “Process”) for the recovery by distillation (hereinafter, the “Recovery”) of a solvent called “Acetone”, Equipment and Process used by LEPETIT during the manufacturing process of one of its products;

•	BIOSEARCH, after acknowledging the validity and effectiveness of LEPETIT’s Equipment and Process for the Recovery of Acetone, asked LEPETIT its availability to carry out on its own the Recovery of the Acetone used for the production of Ramoplanin (hereinafter, the “Recovered Acetone”), to integrate the production of Ramoplanin already manufactured by LEPETIT in compliance with the Agreements;

•	LEPETIT has declared that it is willing to perform such activities and therefore it is necessary to formalise in a specific agreement the contents of the understanding reached.

THEREFORE THE PARTIES AGREE AS FOLLOWS

ARTICLE 1 - RECITALS

The preceding recitals are an integral part of this Agreement.

ARTICLE 2 - SUBJECT MATTER

2.1	BIOSEARCH appoints LEPETIT, that accepts, to proceed to the Recovery of Acetone from the aqueous mix arising from the production of Ramoplanin, owned by BIOSEARCH, according to the availability of

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LEPETIT’s equipment, i.e. in the periods in which the equipment is not used by LEPETIT for its own Recovery activities, and by using the Process. The Recovered Acetone, after its conformity with the agreed specifications (Exhibit A) has been tested, shall be used again for the production of Ramoplanin.

2.2	The cost for the disposal at third parties of waste, if any, resulting from the Recovery Process shall be charged in full to [*] and the latter shall acknowledge it in full to [*].

2.3	LEPETIT undertakes to perform the Recovery of Acetone fully observing the applicable laws and good manufacturing practice as well as the production licenses required by law and observing the technical specifications (the “Specifications”) agreed upon with BIOSEARCH.

ARTICLE 3 - CHECKS AND CONTROLS

As regards quality control and inspection procedures, the parties shall adhere to the relevant procedures used in the Plant. BIOSEARCH shall be entitled to carry out checks and inspections on the Recovery, which LEPETIT shall permit, provided they are performed during normal working hours on business days.

ARTICLE 4 - PERMITS AND AUTHORISATIONS

At its own risk and expense, LEPETIT shall apply for the grant of whatever authorisations are required from an environmental and safety point of view to proceed to the Recovery and reuse of Acetone, in compliance with the

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

applicable laws, rules and regulations in force. Any expenses relating to such authorisations shall be charged in full to BIOSEARCH.

LEPETIT shall send the required communications and notices concerning the Recovery of Acetone, complying with the specific obligations imposed by the applicable legislation.

ARTICLE 5 - CONFIDENTIALITY

The parties undertake to treat as secret and confidential all information they become aware of from the other party during the performance of this Agreement and also agree not to use such information for purposes other than this Agreement. The parties further undertake not to disclose such information to third parties, strictly limiting knowledge thereof to the employees involved in performing this Agreement.

The following are exceptions to the foregoing prohibition:

1)	information which at the time of its communication is already in the public domain;

2)	information which after being communicated will enter the public domain following publication or for other reasons, provided such is not a result of breach of this Agreement;

3)	information which a party can prove was already in its possession prior to communication thereof by the other party and which was not obtained directly or indirectly from that other party;

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4)	information received from third parties provided such third parties have not directly or indirectly received it by virtue of a secrecy agreement.

ARTICLE 6 - STORAGE AND USE

6.1	Without charging any additional fees therefor, LEPETIT shall arrange to store and reuse the Recovered Acetone in the production of Ramoplanin in compliance with the agreements made from time to time between the Parties and also undertakes to move it in conformity with BIOSEARCH’s instructions. It is agreed upon by the Parties that, at the end of each seasonal recovery campaign, the possible waste of the Equipment’s storing tanks shall be sent for disposal, should any other kind of storage not be possible. At all events, subject to prior written notice of LEPETIT to BIOSEARCH of the date of change of the Recovery’s seasonal campaign, the parties shall meet at least two months before such date, to define the operating procedures suitable to minimise the recourse to disposal of the Recovered Acetone. It is moreover expressly understood that the costs of disposal, as provided for by paragraph 2.2, shall be charged in full to BIOSEARCH.

LEPETIT further undertakes to comply with all of the accounting and administrative formalities in connection with such storage and movement.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2	The Recovered Acetone shall belong to BIOSEARCH and be considered as such by LEPETIT. LEPETIT shall take care of its good storage, reuse or disposal according to the directions agreed upon.

ART. 7 - ORDERS

With effect from the commencement date of this Agreement, BIOSEARCH shall send LEPETIT the authorisation to the Recovery and reuse of Acetone to be made by LEPETIT during the subsequent [*] period subject to availability of the Equipment. LEPETIT, upon receipt of the order, shall notify BIOSEARCH of the availability of the Equipment, of the Recovery times and of the availability of the Recovered Acetone. Any delay in the availability of the Recovered Acetone may in no way be imputed to LEPETIT, provided that it is not caused by a manifest negligence of the latter.

The Recovered Acetone shall be reused by LEPETIT according to the instructions given by BIOSEARCH.

ART. 8 - MANUFACTURING CONSIDERATION AND PAYMENT TERMS

8.1	The all-inclusive consideration for the Recovery of Acetone that is the subject matter of this Agreement shall be ITL [*] (=[*]) for every kilo of Recovered Acetone. Upon introduction of the Euro as exchange currency, the above amount will be converted according to the applicable rules.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Such amount will at the end of each solar year be revised in accordance with variations in the ISTAT index, or different index to be introduced upon introduction of Euro as exchange currency.

8.2	In the event of significant variations in the productivity and/or yield of the Manufacturing, the parties agree to renegotiate in good faith the consideration under the preceding paragraph. Should the parties fail to reach agreement on the new consideration, each party shall be entitled to withdraw from this Agreement subject to giving adequate notice.

8.3	The amounts under paragraph 8.1 above shall be paid by BIOSEARCH at the end of the month by bank transfer within [*] from the date of invoice.

ART. 9 - TERM

9.1	This Agreement shall take effect from 1 December 2000 until 31 December 2003, expiry date of the agreement regarding the production of Ramoplanin.

9.2	Upon expiry of the foregoing period, this Agreement will automatically renew for subsequent one year periods, together and in compliance with the automatic renewal of the agreement regarding the production of RAMOPLANIN, unless terminated in writing by either of the parties by registered letter (with advice of receipt) with at least one year advance notice from the expiry date.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.3	This Agreement may be terminated immediately by either of the parties without any notice period and subject to communicating the termination by registered letter (with advice of receipt) in the event that the other party breaches any one of its obligations and fails to remedy the breach within sixty days of being requested to do so by the non-defaulting party.

9.4	BIOSEARCH shall have the right to withdraw from this Agreement subject to giving at least 18 months prior written notice in the event that one of its production units becomes available provided that it notifies LEPETIT of such in writing by registered letter (with advice of receipt). No indemnity shall be due to LEPETIT in such case.

9.5	LEPETIT shall have the right to withdraw from this Agreement subject to giving at least 18 months prior written notice, without incurring any penalty or having to pay any compensation or indemnity to BIOSEARCH, in the event of the further unavailability of the Equipment necessary for the recovery of its own Acetone.

ART. 10 - ASSIGNMENT

This Agreement may in no case be assigned or transferred by either party in whole or in part to third parties without the prior written consent of the other party. LEPETIT shall have the right to assign this Agreement to other companies of the Aventis Group in Italy, subject to giving BIOSEARCH written notice thereof. BIOSEARCH shall have the right to assign this Agreement to

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

one of its production companies, subject to giving LEPETIT written notice thereof.

ART. 11 - DISPUTES

The Courts of Milan shall have exclusive jurisdiction over any dispute that may arise between the parties in relation to the interpretation and/or performance of the provisions of this Agreement.

ART. 12 - CONTRACTUAL EXPENSES AND TAXATION

The parties declare that the goods and services contemplated by this Agreement are subject to VAT and thus this Agreement will be registered at a fixed tax pursuant to and in accordance with Articles 5 and 40 of Presidential Decree no. 131 of 24 April 1986.

Lainate, 30 November 2000

Gruppo Lepetit S.p.A.	Biosearch Italia S.p.A.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

Detailed list of Recovered Acetone

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.